EXHIBIT 4.2

                        Incorporated Under the Laws of Utah

   Number                                                         Shares
  97D-000                                                        ***00***


This certifies that:       [HOLDER]

is the registered Holder of        [NUMBER OF SHARES]


                          FULLY PAID AND NON-ASSESSABLE
                     SERIES 97-D CONVERTIBLE PREFERRED SHARE(S),
                                $.01 PAR VALUE,
                                      OF
              =================== SGI INTERNATIONAL ===================


1. Each Series 97-D Convertible Preferred Share evidenced by this Certificate is transferrable on the books of the Corporation by the Holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

2. A statement of the rights, preferences, privileges and restrictions granted to or imposed on the respective classes and series of shares of the Corporation, the Holders of those shares, and the authority of the Board of Directors to determine variations for any existing or future class or series may be obtained by any shareholder, on request and without charge from the Secretary of the Corporation at SGI International, 1200 Prospect Street, Suite 325, La Jolla, CA 92037.

3.  Series 97-D Convertible Preferred Shares have no voting rights.

4. Series 97-D Convertible Preferred Shares and the Common Stock into which they are convertible will, upon issuance, be fully paid and non-assessable.

5. "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY".

In witness whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be affixed hereto this day of August, 1997.



__________________________              _________________________
CHAIRMAN OF THE BOARD                   SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.



FOR VALUE RECEIVED, hereby sell, assign and transfer unto



Please insert Social Security or other
identifying number of assignee



_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)


_____________________________Shares
of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint



______________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.



DATED: ______________________________________





______________________________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.